                                                                   EXHIBIT 10.14

                        AMENDMENT No. 1 TO THERMAL SUPPLY
                                 LEASE AGREEMENT


     THIS AMENDMENT No. 1 TO THERMAL SUPPLY LEASE AGREEMENT (this "Amendment No. 1"), dated as of December 29, 1994, is by and between THERMO COGENERATION PARTNERSHIP, L.P., a Colorado limited partnership ("herein sometimes Thermo") and ROCKY MOUNTAIN PRODUCE LIMITED LIABILITY COMPANY, a Colorado limited liability company ("Rocky Mountain").

                                   RECITALS
                                   --------

     A. Thermo Cogeneration Partnership, a Colorado general partnership, and Rocky Mountain have previously entered into that certain Thermal Supply Lease Agreement effective as of March 22, 1993 (the "Agreement"), pursuant to the terms of which Thermo leased to Rocky Mountain, and Rocky Mountain leased from Thermo a commercial greenhouse located in Ft. Lupton, Colorado (the "Facility").

     B. By Special Warranty Deed dated March 24, 1993, Thermo Cogeneration Partnership conveyed to Thermo the "Project Site," including the "Land," both as defined in the Agreement.

     C. By Assignment and Assumption Agreement dated as of April 7, 1993, Thermo Cogeneration Partnership assigned the Agreement (among other assets) to Thermo and Thermo assumed the obligations of the assignor thereunder.

     D. Rocky Mountain desires to enter into a Greenhouse Operation and Management Agreement (the "O&M Agreement") with Colorado Greenhouse Limited Liability Company, a Colorado limited liability company (the "Operator"), an Affiliate of Rocky Mountain, pursuant to the terms of which Rocky Mountain would engage the Operator to operate and manage the Greenhouse.

     E. Rocky Mountain has requested Thermo to consent to the O&M Agreement, and Thermo has indicated its willingness to consent, subject to the modification of certain provisions of the Agreement.

     NOW THEREFORE,for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                   AGREEMENT
                                   ---------

     1. All capitalized terms used herein but not otherwise defined shall have the meaning given to such terms in the Agreement.

     2. Paragraph 4.5(d) of the Agreement is hereby amended in the following manner:

           (a) The first two sentences of paragraph 4.5(d) are hereby deleted in their entirety and replaced with the following sentences:

           "Less Rocky Mountain's same fractional share of all other cash expenditures during the same Calculation Period (i.e. excluding depreciation and amortization) by Rocky Mountain for all ordinary and necessary expenses (except Base Rent hereunder and rent under the leases for all other commercial greenhouse facilities operated by Rocky Mountain's Greenhouse Affiliates) of operating the Facility and all other commercial greenhouse facilities operated by Rocky Mountain's Greenhouse Affiliates. Repayment of interest and principal on debt which is (i) reasonably necessary to incur in order to provide for operation of the Facility and all such other commercial greenhouse facilities,
(ii) used solely to pay ordinary and necessary expenses of operating the Facility and all such other commercial greenhouse facilities, and (iii) borrowed by Rocky Mountain or Rocky Mountain's Greenhouse Affiliates at rates and on terms not less favorable than would be available to Rocky Mountain or Rocky Mountain's Greenhouse Affiliates from major commercial banks doing business in Denver, Colorado (an "Operating Line of Credit") shall be considered to be an ordinary and necessary expense of operating the Facility and all such other commercial greenhouse facilities."

           (b) The fourth sentence of paragraph 4.5(d) beginning with the word "Expenses" (at the end of the first line on page 12 of the Agreement) and ending with the word "Affiliates" (near the end of the fourteenth line on page 12 of the Agreement) is hereby deleted in its entirety.

           (c) The last sentence of paragraph 4.5(d) is hereby amended to read in its entirety as follows: "Rocky Mountain shall not, without Thermo's prior written consent, (x) directly or indirectly declare or pay any dividend or make any distribution of cash or other property out of borrowed funds, regardless of whether such borrowed funds are obtained from an Operating Line of Credit or (y) become jointly obligated with any operator of the greenhouses owned or leased by Rocky Mountain's Greenhouse Affiliates under any Operating Line of Credit unless the lessee of each such greenhouse is also jointly obligated under such Operating Line of Credit."

     3. Paragraph 4.6 of the Agreement is hereby amended in the following manner:

           (a) The phrase "Two Million Five Hundred Thousand Dollars ($2,500,000)" appearing throughout paragraph 4.6 of the

                                      -2-
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Agreement is hereby deleted and replaced in each instance with the phrase "One
Million Five Hundred Thousand Dollars ($1,500,000)."

           (b) The eighth sentence of paragraph 4.6 beginning with the word "Should" (near the beginning of the sixth line on page l3 of the Agreement) and ending with the word "outstanding" (near the middle of the eleventh line on page l3 of the Agreement) is hereby deleted in its entirety and replaced with the following sentence:

           "Rocky Mountain shall not declare or pay any dividends or make any distribution of cash or other property to its members or other equity owners at any time while any Postponement is outstanding."

           (c) The amount "$2,600,000" (in the eighteenth line on page 13 of the Agreement) is hereby deleted and replaced with the amount "$1,600,000."

     4. Paragraph 4.7 of the Agreement is hereby amended in the following manner:

           (a) The first sentence of paragraph 4.7 is hereby amended by adding the following proviso at the end of such sentence (in the third line on page 14 of the Agreement): "; and provided, further, that in the event the sum of all Postponements plus accrued interest is equal to or greater than the maximum amount allowed under paragraph 4.6 ($1,500,000), then amounts that are required under this sentence to be paid to the Greenhouse Rent Reserve Account shall be applied to reduce the balance of Postponements plus accrued interest."

           (b) The fifth sentence of paragraph 4.7 beginning with "Amounts so returned" (in the thirteenth line of page 14 of the Agreement) is hereby amended to read in its entirety as follows: "Amounts so returned to Rocky Mountain from the Greenhouse Rent Reserve Account shall be applied to avert Postponements to which Rocky Mountain would otherwise be entitled under paragraph 4.6 on such Quarterly Payment Date, and Thermo shall also be entitled to apply funds obtained from the Greenhouse Rent Reserve Account to reduce Postponements which accrued on prior Quarterly Payment Dates to the extent that the total of all prior Postponements plus accrued interest exceeds the maximum amount allowed under paragraph 4.6."

           (c) The seventh sentence of paragraph 4.7 beginning with the word "Promptly" (near the end of the twentieth line on page 14 of the Agreement) and ending with the word "certificate" (at the beginning of the twenty-fifth line on page 14 of the Agreement) is hereby deleted in its entirety.

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


        5. Paragraph 14.1 of the Agreement is hereby amended by adding the following provision to the end of said paragraph:

            "Notwithstanding anything herein to the contrary, the prohibitions against assignment and subletting of the rights hereunder shall not apply to Rocky Mountain's execution of that certain Greenhouse Operation and Management Agreement of even date by and between Rocky Mountain and Colorado Greenhouse Limited Liability Company, and Thermo hereby consents to the execution of such Greenhouse Operation and Management Agreement."

        6. Rocky Mountain shall inform Thermo of all proposed modifications to or supplements of the O&M Agreement not less than thirty (30) days before the same become effective, and shall make no changes therein which would affect Rocky Mountain's obligations under the Agreement without Thermo's prior written consent. In the event that the O&M Agreement is terminated and not reinstated or replaced within 120 days by a similar agreement satisfactory to Thermo providing for the operation and management of the Greenhouse by a party that also operates greenhouses owned or leased by Rocky Mountain's Greenhouse Affiliates, then this Amendment shall also terminate and be of no further force and effect, at which time the Agreement shall be in full force and effect enforceable according to its terms as they then exist but for the terms and conditions of this Amendment No. 1.

        7. Except as amended or modified by this Amendment No. 1, the Agreement remains in full force and effect and is hereby ratified and confirmed in all respects.

        IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above


                                        THERMO COGENERATION PARTNERSHIP, L.P., a
                                        Colorado limited partnership

                                        By:  Thermo Ft. Lupton, L.P.
                                             General Partner

                                             By:  Thermo Ft. Lupton I, Inc.
                                                  General Partner

                                                  By: /s/ James Monroe III
                                                     ---------------------------
                                                  Name: James Monroe III
                                                       -------------------------
                                                  Title:   PRESIDENT
                                                        ------------------------

                                      By:  CSW Ft. Lupton, Inc., General Partner


                                           By:
                                              ----------------------------------
                                              Name:
                                                   -----------------------------
                                              Title:
                                                    ----------------------------

                                      ROCKY MOUNTAIN PRODUCE LIMITED LIABILITY
                                      COMPANY, a Colorado limited liability
                                      company


                                      By: /s/ Edward J. Wetherbee, Manager
                                         ---------------------------------------
                                      Name:   Edward J. Wetherbee, Manager


                                      By: /s/ William E. Coleman
                                         ---------------------------------------
                                      Name:   WILLIAM E. COLEMAN, Manager


                                       ACKNOWLEDGEMENTS



STATE OF COLORADO            )
                             )  ss.
COUNTY OF BOULDER            )


          The foregoing instrument was acknowledged before me this 28th day of December, 1994, by James Monroe III as Pres. of Thermo Ft. Lupton I, Inc., General Partner of Thermo Ft. Lupton, L.P., General Partner of Thermo Cogeneration Partnership, L.P., a Colorado limited partnership, on behalf of said partnership.

          Witness my hand and official seal.

          My commission expires:   March 25, 1998           .
                                ----------------------------

                                   Karen Linda Glaser
                                   -----------------------------------------
[SEAL]                             Notary Public

STATE OF ____________________)
                             )  ss.
COUNTY OF ___________________)


          The foregoing instrument was acknowledged before me this ________ day of ___________, 1994, by _______________ as _______ of CSW Ft. Lupton I, Inc.,
General Partner of Thermo Cogeneration Partnership, L.P., a Colorado limited partnership, on behalf of said partnership.

          Witness my hand and official seal.

          My commission expires:                            .
                                ----------------------------


                                   -----------------------------------------
[SEAL]                             Notary Public



STATE OF COLORADO            )
                             )  ss.
COUNTY OF BOULDER            )


          The foregoing instrument was acknowledged before me this 28th day of December, 1994, by Edward J. Wetherbee, Manager of Rocky Mountain Produce Limited Liability Company, a Colorado limited liability company, on behalf of said company.

          Witness my hand and official seal.

          My commission expires:   March 25, 1998           .
                                ----------------------------

                                   /S/ Karen Linda Glaser
                                   -----------------------------------------
[SEAL]                             Notary Public

STATE OF COLORADO            )
                             )  ss.
COUNTY OF BOULDER            )


          The foregoing instrument was acknowledged before me this 28th day of December, 1994, by William E. Coleman, Manager of Rocky Mountain Produce Limited Liability Company, a Colorado limited liability company, on behalf of said company.

          Witness my hand and official seal.

          My commission expires:   March 25, 1998           .
                                ----------------------------

                                   /S/ Karen Linda Glaser
                                   -----------------------------------------
[SEAL]                             Notary Public




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